EXHIBIT 3-A-1

                               Amended
                        Articles of Incorporation


                                   of


                  THE CINCINNATI GAS & ELECTRIC COMPANY







                                Effective
                             January 24, 1994

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                    AMENDED ARTICLES OF INCORPORATION

                                   of

                  THE CINCINNATI GAS & ELECTRIC COMPANY


   The Cincinnati Gas & Electric Company, a corporation for profit, heretofore organized in the year 1837 and now existing under the laws of the State of Ohio, adopts, makes and files these Amended Articles of Incorporation to supersede and take the place of its heretofore existing Articles of Incorporation and all previously adopted Amendments thereto:


                          ARTICLE FIRST

   The name of the corporation shall be The Cincinnati Gas &
Electric Company (hereinafter referred to as the "Company").


                          ARTICLE SECOND

   The place in the State of Ohio where the principal office of the Company is located is the City of Cincinnati and the County of Hamilton.


                          ARTICLE THIRD

   The purpose for which the Company is formed is to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98 of the Ohio Revised Code.


                         ARTICLE FOURTH

   The maximum number of shares which the Company is authorized to have outstanding is 126,000,000 shares of which 6,000,000 shares of the par value of $100 each and of the aggregate par value of $600,000,000 are to be Cumulative Preferred Stock, and 120,000,000 shares of the par value of $8.50 each and of the aggregate par value of $1,020,000,000 are to be Common Stock.

   The Common Stock and Cumulative Preferred Stock shall have the following respective designations, preferences, dividend rights, voting powers, redemption rights, conversion rights, restrictions on issuance of shares and other relative, participating, optional or other special rights and preferences, and qualifications, limitations or restrictions thereon, and are created on the following terms, respectively:


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                          COMMON STOCK

       The shares of Common Stock may be issued at any time or from time to time for such amount of consideration as may be fixed by the Board of Directors. The holders of Common Stock shall not be entitled to subscribe for or purchase or receive any part of any new or additional issue of, or any warrant, option or other right for the purchase of, stock of any class or securities convertible into stock of any class whether now or hereafter authorized and whether issued for cash, property, by way of dividends or otherwise, except as authorized by the Board of Directors.

                   CUMULATIVE PREFERRED STOCK

       Clause l.    Except as otherwise provided by this Article
   Fourth or by the resolution or resolutions of the Board of Directors providing for the issue of any series of Cumulative Preferred Stock, the Cumulative Preferred Stock may be issued at any time or from time to time in any amount, not exceeding in the aggregate, including all shares of any and all series thereof theretofore issued, the total number of shares of Cumulative Preferred Stock hereinabove authorized, as Cumulative Preferred Stock of one or more series, as hereinafter provided, and for such lawful consideration as shall be fixed from time to time by the Board of Directors. All shares of any one series of Cumulative Preferred Stock shall be alike in every particular, each series thereof shall be distinctively designated by letter or descriptive words, and all series of Cumulative Preferred Stock shall rank equally and be identical in all respects except as permitted by the provisions of Clause 2 of this Article Fourth.

       Clause 2.    Authority is hereby expressly granted to the
   Board of Directors from time to time to adopt amendments to these Articles providing for the issue in one or more series of any unissued or treasury shares of the Cumulative Preferred Stock, and to fix, by the amendment creating each such series of the Cumulative Preferred Stock, the designation and number of shares, dividend rate, dividend payments dates (for any series issued subsequent to April 22, 1981), redemption rights and price, sinking fund requirements, conversion rights and restrictions on issuance of shares, of such series, to the full extent now or hereafter permitted by the laws of the State of Ohio and notwithstanding the provisions of any other Article of these Amended Articles of the Company, in respect of the matters set forth in the following subdivisions (a) to (g), inclusive:

           (a) The designation and number of shares of such series;

           (b)  The dividend rate of such series;

           (c) The dividend payment dates of such series (for any series issued subsequent to April 22, 1981);

           (d) The price or prices at which shares of such series may be redeemed, provided that such price shall not be less than $100 a share and not more than $115 a share, plus an amount equal to all accrued dividends thereon to the date fixed for redemption;

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           (e)  The amount of the sinking fund, if any, to be
       applied to the purchase or redemption of shares of such series and the manner of its application;

           (f) Whether or not the shares of such series shall be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same class of stock of the Company, and if made so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and the adjustments, if any, at which such conversion or exchange may be made; and

           (g) Whether or not the issue of any additional shares of such series or any future series in addition to such series shall be subject to any restrictions and, if so, the nature of such restrictions.

       Clause 3.    Before any dividends shall be declared or
   paid upon or set apart for, or distribution made on, the Common Stock and before any sum shall be paid or set apart for the purchase or redemption of Cumulative Preferred Stock of any series or for the purchase of the Common Stock, the holders of Cumulative Preferred Stock of each series shall be entitled to receive, if and when declared by the Board of Directors, dividends at the annual rate fixed for such series in accordance with the provisions of this Article Fourth, and no more, from October 1, 1945, or if the first issue of any shares of a series is made subsequent to December 31, 1945 but prior to April 23, 1981, from the dividend payment date of, or next preceding the date of, issue thereof, payable on January 1, April 1, July 1 and October 1 of each year; provided, however, if the first issue of any shares of a series is made subsequent to April 22, 1981, from the dividend payment date of, or next preceding the date of, issue thereof, payable on quarterly payment dates as fixed by the Board of Directors. Dividends shall be cumulative so that if for any dividend period or periods dividends on the outstanding Cumulative Preferred Stock of any series, at the rates fixed for such series, shall not have been paid, such dividends shall be paid, or declared and set apart for payment, before any dividends shall be declared or paid upon or set apart for, or any distribution made on, the Common Stock and before any sum shall be paid or set apart for the purchase or redemption of Cumulative Preferred Stock of any series or for the purchase of Common Stock. Deferred dividends shall not bear interest. Dividends on all Cumulative Preferred Stock of the same series shall be cumulative from the same date and in the event of the issue of additional Cumulative Preferred Stock of any series all dividends paid on Cumulative Preferred Stock of such series on the date of or on a date prior to the issue of such additional Cumulative Preferred Stock and all dividends declared and payable to holders of record of Cumulative Preferred Stock of such series on a date prior to such additional issue shall be deemed to have been paid on the additional stock so issued. If at any time Cumulative Preferred Stock of more than one series shall be outstanding, any dividends declared upon the Cumulative Preferred Stock in an amount less than the full amount payable on all Cumulative Preferred Stock outstanding shall be declared pro rata so that the amounts of dividends declared on each share of the Cumulative Preferred Stock of different series shall in all cases bear to each other the same proportions that the respective dividend rates of such respective series bear to each other.

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       Clause 4.    Upon at least thirty days previous notice
   given by mail to record holders of Cumulative Preferred Stock to be redeemed at their respective addresses as they appear on the books of the Company and by publication in a newspaper of general circulation in the City of Cincinnati, Ohio, and in a newspaper of general circulation in the Borough of Manhattan, City and State of New York, the Company, at its election, by action of its Board of Directors may redeem the whole of the Cumulative Preferred Stock or any series thereof or any part of any series thereof by lot or pro rata, at any time or from time to time and at the prices fixed for the redemption of such shares in accordance with the provisions of this Article Fourth (the price so fixed for any series being herein called the redemption price of such series). If the Company shall determine to redeem by lot less than all the shares of any series of Cumulative Preferred Stock, the selection by lot of the shares of such series so to be redeemed shall be conducted by an independent bank or trust company. From and after the date fixed in such notice as the date of redemption, unless default shall be made by the Company in providing moneys at the time and place specified for the payment of the redemption price pursuant to such notice, or, if the Company shall so elect, from and after a date, which shall be prior to the date fixed as the date of redemption, on which the Company shall provide moneys for the payment of the redemption price by depositing the amount thereof in trust for the account of the holders of the Cumulative Preferred Stock called for redemption with a bank or trust company doing business in the Borough of Manhattan, in the City and State of New York, or in the City of Cincinnati, Ohio, and having capital and surplus of at least $5,000,000, pursuant to notice of such election included in the notice of redemption specifying the date on which such deposit will be made, all dividends on the Cumulative Preferred Stock called for redemption shall cease to accrue and all rights of the holders thereof as shareholders of the Company, except the right to receive the redemption price upon presentation and surrender of the respective certificates for the Cumulative Preferred Stock called for redemption, shall cease and determine. The Company may, from time to time, purchase the whole of the Cumulative Preferred Stock or any series thereof, or any part of any series thereof, upon the best terms reasonably obtainable, but in no event at a price greater than the redemption price in effect at the date of such purchase of the shares so purchased. Such redemption or purchase may, however, be effected only if full cumulative dividends upon all shares of the Cumulative Preferred Stock of all series then outstanding and not then to be redeemed or purchased shall have been declared and payment provided for. Cumulative Preferred Stock of any series redeemed or purchased may in the discretion of the Board of Directors be reissued, at any time or from time to time, as stock of the same or of a different series, or may be cancelled and not reissued.

       Clause 5.    After full cumulative dividends as aforesaid
   upon the Cumulative Preferred Stock of all series then outstanding shall have been paid for all past dividend periods, and after or concurrently with making payment of or provision for full dividends on the Cumulative Preferred Stock of all series then outstanding for the current dividend period, then and not otherwise dividends may be declared upon the Common Stock at such rate as the Board of Directors may determine and no holders of shares of any series of the Cumulative Preferred Stock, as such, shall be entitled to share therein.

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     Clause 6-A.    So long as any shares of the Cumulative
   Preferred Stock of any series shall be outstanding, the Company shall not, without the consent in writing of the holders of record of at least a majority of the total number of shares of the Cumulative Preferred Stock of all series then outstanding or the consent (given by vote at a meeting called for that purpose in the manner prescribed by the Code of Regulations of the Company) of the holders of record of at least a majority of the total number of shares of the Cumulative Preferred Stock of all series then outstanding:

                (a) Increase the authorized number of shares of the Cumulative Preferred Stock; or

                (b) Issue any unsecured notes, debentures or other securities representing unsecured indebtedness, or assume any such unsecured securities, for purposes other than the refunding of outstanding unsecured indebtedness theretofore incurred or assumed by the Company or the redemption or other retirement of outstanding shares of stock ranking prior to the Cumulative Preferred Stock with respect to the payment of dividends or upon the dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, if, immediately after such issue or assumption, the total principal amount of all unsecured notes, debentures or other securities representing unsecured indebtedness issued or assumed by the Company and then outstanding (including unsecured securities then to be issued or assumed) would exceed 20% of the aggregate of (i) the total principal amount of all bonds and other securities representing secured indebtedness issued or assumed by the Company and then to be outstanding, and (ii) the capital and surplus of the Company as then to be stated on the books of account of the Company; or

                (c) Consolidate or merge with or into any other corporation or corporations, unless such consolidation or merger, or the issuance or assumption of all securities to be issued or assumed in connection with such consolidation or merger, shall have been ordered, approved or permitted by the Securities and Exchange Commission or by any successor commission or other regulatory authority of the United States of America having jurisdiction over such consolidation or merger or the issuance or assumption of securities in connection therewith; provided that the provisions of this subdivision (c) shall not apply to (i) a consolidation of the Company with, or a merger into the Company of, any subsidiary all the outstanding shares of stock of which at the time shall be owned by the Company, or (ii) the purchase or other acquisition by the Company of the franchises or assets of another corporation, or (iii) any transaction which does not involve a consolidation or merger under the laws of the State of Ohio.

       Clause 6-B.    So long as any shares of the Cumulative
   Preferred Stock of any series shall be outstanding, the Company shall not, without the consent in writing of the holders of record of at least two-thirds of the total number of shares of the Cumulative Preferred Stock of all series then outstanding or the consent (given by vote at a meeting called for that purpose in the manner prescribed by the Code of Regulations of the Company) of the

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   holders of record of at least two-thirds of the total number of shares of the Cumulative Preferred Stock of all series then outstanding:

                (a) Create or authorize any kind of stock ranking prior to the Cumulative Preferred Stock with respect to the payment of dividends or upon the dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, or create or authorize any obligation or security convertible into shares of any such kind of stock; or

                (b) Amend, alter, change or repeal any of the express terms of the Cumulative Preferred Stock so as to affect the holders thereof adversely; or

                (c) Sell all or substantially all its assets, or sell all or substantially all its electric properties; or

                (d) Issue any additional shares of any series of the Cumulative Preferred Stock, other than a maximum of 270,000 shares of the first series, or any shares ranking on a parity with it, unless the consolidated income of the Company and its subsidiaries (determined as hereinafter provided) for any twelve consecutive calendar months within the fifteen calendar months immediately preceding the month within which the issuance of such additional shares shall be authorized by the Board of Directors of the Company shall have been in the aggregate not less than one and one-half times the sum, on a consolidated basis, of the interest requirements (adjusted by provision for amortization of debt discount and expense or of premium on debt, as the case may be) for one year on all the indebtedness of the Company and its subsidiaries outstanding at the date of such proposed issue and the full dividend requirements for one year on all shares of preferred stock of the subsidiaries of the Company outstanding at the date of such proposed issue and the full dividend requirements for one year on all outstanding shares (including those then proposed to be issued but excluding any shares proposed to be retired in connection with such issue) of the Cumulative Preferred Stock and all other stock, if any, ranking prior to or on a parity with the Cumulative Preferred Stock with respect to the payment of dividends or the distribution of assets upon the dissolution, liquidation or winding up of the Company, whether voluntary or involuntary.

                "Consolidated income" for any period for the purposes of this subdivision (d) of Clause 6-B shall be computed by adding to the consolidated net income of the Company and its subsidiaries for said period, determined in accordance with generally accepted accounting principles and practices, as adjusted by action of the Board of Directors of the Company as hereinafter provided, the amount deducted for interest (adjusted as above provided) in determining such net income. In determining such consolidated net income for any period, there shall be deducted, in addition to other items of expense, the amount charged to income for said period on the books of the Company and its subsidiaries for taxes and depreciation expense. In the determination of consolidated net income for the purposes of this subdivision (d), the Board of Directors of the Company

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           may, in the exercise of due discretion, make
           adjustments by way of increase or decrease in such consolidated net income to give effect to changes therein resulting from any acquisition of properties or to any redemption, acquisition, purchase, sale or exchange of securities by the Company or its subsidiaries either prior to the issuance of any shares of Cumulative Preferred Stock then to be issued or in connection therewith.

                The term "subsidiary" as used in this
           subdivision (d) of Clause 6-B shall mean any corporation more than 50% of the voting stock (stock at the time entitling the holders thereof to elect a majority of the Board of Directors of such corporation) of which at the time is owned or controlled, directly or indirectly, by the Company or by one or more subsidiaries of the Company, or by the Company and by one or more subsidiaries of the Company.

                The term "preferred stock" of a subsidiary as used in this subdivision (d) of Clause 6-B shall mean any stock of such subsidiary entitled to a preference as to dividends or as to assets upon any liquidation or dissolution of such subsidiary over any other stock of such subsidiary.

       Clause 6-C.    So long as any shares of the Cumulative
   Preferred Stock of any series shall be outstanding, the Company shall not, without the consent in writing of the holders of record of at least two-thirds of the total number of shares of all series of the Cumulative Preferred Stock which may be affected adversely or the consent (given by vote at a meeting called for that purpose in the manner prescribed by the Code of Regulations of the Company) of the holders of record of at least two-thirds of the total number of shares of all series of the Cumulative Preferred Stock which may be affected adversely, amend, alter, change or repeal any of the express terms of one or more series of the Cumulative Preferred Stock so as to affect such series adversely.

       Clause 7.    Except as and to the extent otherwise
   provided in this Article Fourth, the Cumulative Preferred Stock shall not entitle any holder thereof to vote at any meeting of shareholders or election of the Company, or otherwise to participate in any action taken by the Company or the shareholders thereof; provided, however, that whenever dividends payable on the Cumulative Preferred Stock shall be in default in an aggregate amount equivalent to four full quarterly dividends on all shares of such Cumulative Preferred Stock then outstanding, and until all such dividends then in default shall have been paid or declared and set apart for payment, the holders of the Cumulative Preferred Stock of all series, voting separately as a class and regardless of series, shall be entitled to elect a majority of the Board of Directors, as then constituted, of the Company, and the holders of any other class or classes of stock of the Company entitled to vote for the election of directors shall be entitled, voting separately as a class, to elect the remainder of the Board of Directors, as then constituted, of the Company. The right of the holders of the Cumulative Preferred Stock voting separately as a class to elect members of the Board of Directors of the Company as aforesaid shall continue until such time as all dividends accumulated on the Cumulative Preferred Stock shall have been paid in full, or declared and set apart for payment (and such dividends shall be paid, or declared and set apart for payment, out of assets available therefor as soon as is reasonably practicable), at which time

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   the right of the holders of the Cumulative Preferred Stock voting separately as a class to elect members of the Board of Directors as aforesaid and the right of the holders or any other class or classes of stock of the Company entitled to vote for the election of directors voting separately as a class to elect the remainder of the Board of Directors as aforesaid shall terminate, subject to revesting in the event of each and every subsequent default of the character above mentioned.

       The aforesaid rights of the holders of the Cumulative Preferred Stock and of any other class or classes of stock of the Company to vote separately for the election of members of the Board of Directors may be exercised at any annual meeting of shareholders of the Company or, within the limitations hereinafter provided, at a special meeting of shareholders of the Company held for the purpose of electing directors.

       At such time when the right of the holders of the Cumulative Preferred Stock to elect a majority of the Board of Directors shall have become vested as aforesaid, a special meeting of shareholders of the Company may be called and held for the purpose of electing directors in the following manner (unless under the provisions of the Code of Regulations of the Company, as then in effect, an annual meeting of shareholders of the Company is to be held within 60 days after the vesting in the holders of the Cumulative Preferred Stock of the right to elect members of the Board of Directors or unless, subsequent to such vesting, a meeting of shareholders of the Company has been held at which holders of the Cumulative Preferred Stock were entitled to elect members of the Board of Directors).

       Upon the written request of any holder of record of the Cumulative Preferred Stock then outstanding, regardless of series, addressed to the Secretary of the Company, the Secretary or an Assistant Secretary of the Company shall call a special meeting of the shareholders entitled to vote for the election of directors, for the purpose of electing a majority of the Board of Directors by the vote of the holders of the Cumulative Preferred Stock, and the remainder of the Board of Directors by the vote of the holders of such other class or classes of stock as may then be entitled to vote for the election of directors, voting separately as hereinbefore provided. Such meeting shall be held within 50 days after personal service of such written request upon the Secretary of the Company, or within 50 days after mailing the same within the United States of America by registered mail addressed to the Secretary of the Company at its principal office. If such meeting shall not be called within 20 days of such personal service or mailing, then any holder of record of the Cumulative Preferred Stock then outstanding, regardless of series, may designate in writing himself or any other holder of record of the Cumulative Preferred Stock to call such special meeting at the expense of the Company, and such meeting may be called by such person so designated upon the notice required for special meetings of shareholders and shall be held at the place for the holding of annual meetings of shareholders of the Company. Any holder of the Cumulative Preferred Stock so designated shall have access to the stock books of the Company for the purpose of causing said meeting to be called as aforesaid.

       At any annual or special meeting held for the purpose of electing directors when the holders of the Cumulative Preferred Stock shall be entitled to elect members of the Board of Directors as aforesaid, the presence in person or by proxy of the holders of a majority of the total number of outstanding shares of the class or classes of stock of the Company other than the Cumulative Preferred Stock entitled to elect directors as aforesaid shall be required to constitute a quorum of such class or classes for the election of directors by such class or classes, and the presence in person or by proxy of the holders of a majority of the total number of outstanding shares of the Cumulative Preferred Stock shall be required to constitute a quorum of such class for the election of directors by such class; provided, however, that a majority of those holders of the stock of either such class or classes who are present in person or by proxy shall have power to adjourn such meeting for the election of directors by such class from time to time without notice other than announcement at the meeting.

       Upon the election of a majority of the Board of Directors by the holders of the Cumulative Preferred Stock, the term of office of all directors then in office shall terminate; and no delay or failure by the holders of other classes of stock in electing the remainder of the Board of Directors shall invalidate the election of a majority thereof by the holders of the Cumulative Preferred Stock.

       Upon any termination of the right of the holders of the Cumulative Preferred Stock to elect members of the Board of Directors as aforesaid, the term of office of the directors then in office shall terminate upon the election of a majority of the Board of Directors, as then constituted, at a meeting of the holders of the class or classes of stock of the Company then entitled to vote for directors, which meeting may be held at any time after such termination of such right, and shall be called upon the request of holders of record of such class or classes of stock then entitled to vote for directors, in like manner and subject to similar conditions as hereinbefore in this Clause 7 provided with respect to the call of a special meeting of shareholders for the election of directors by the holders of the Cumulative Preferred Stock.

       In case of any vacancy in the office of a director occurring among the directors elected by the holders of the Cumulative Preferred Stock as aforesaid, or of a successor to any such director, the remaining directors so elected may elect, by affirmative vote of a majority thereof, or the remaining director so elected if there be but one, a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant, and such successor or successors shall be deemed to have been elected by the holders of the Cumulative Preferred Stock as aforesaid. Likewise, in case of any vacancy in the office of a director occurring (at a time when the holders of the Cumulative Preferred Stock shall be entitled to elect members of the Board of Directors as aforesaid) among the directors elected by the holders of the class or classes of stock of the Company other than the Cumulative Preferred Stock, or of a successor to any such director, the remaining directors so elected may elect, by affirmative vote of a majority thereof, or the remaining director so elected if there be but one, a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant, and such successor or successors shall be deemed to have been elected by such holders of the class or classes of stock of the Company other than the Cumulative Preferred Stock.

       Except as herein otherwise expressly provided and except when some mandatory provision of law shall be controlling, whenever shares of two or more series of the Cumulative Preferred Stock shall be outstanding, no particular series of the Cumulative Preferred Stock shall be entitled to vote as a separate series on any matter and all shares of the Cumulative Preferred Stock of all series shall be deemed to constitute but one class for any purpose for which a vote of the shareholders of the Company by classes may now or hereafter be required.

       Clause 8.    Upon any dissolution, liquidation, winding up
   or reduction of the capital stock of the Company resulting in a distribution of assets to its shareholders, holders of Cumulative Preferred Stock of each series then outstanding, before any distribution of assets shall be made to the holders of Common Stock, shall be entitled to receive (a) in the event of any involuntary dissolution, liquidation or winding up of the Company, $100 a share together with an amount equal to all accrued dividends thereon, and (b) in the event of any voluntary dissolution, liquidation or winding up of the Company or in the event of a reduction of the capital stock of the Company resulting in a distribution of assets to its shareholders, an amount equal to the redemption price then in effect of the Cumulative Preferred Stock of such series. If upon any such dissolution, liquidation or winding up of the Company or reduction of its capital stock, the assets so to be distributed among the holders of the Cumulative Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amounts aforesaid, then the entire assets of the Company shall be distributed ratably among the holders of the Cumulative Preferred Stock in proportion to the full preferential amounts to which they are respectively entitled as aforesaid. After payment to the holders of the Cumulative Preferred
   Stock of the full preferential amounts hereinbefore provided for, the holders of the Cumulative Preferred Stock, as such, shall have no right or claim to any of the remaining assets of the Company and the remaining assets to be distributed, if any, shall be distributed to the holders of the Common Stock.

       Clause 9.    The holders of the Cumulative Preferred Stock
   shall have no right whatever to subscribe for or purchase or receive any part of any new or additional issue of stock of any class or securities convertible into stock of any class whether now or hereafter authorized and whether issued for cash, property or by way of dividends.

       Clause 10.   The term "accrued dividends", whenever used
   herein with respect to the Cumulative Preferred Stock of any series shall be deemed to mean that amount which would have been paid as dividends on the Cumulative Preferred Stock of such series to date had full dividends been paid thereon at the rate fixed for such series in accordance with the provisions of this Article Fourth, less in each case the amount of all dividends paid upon the shares of such series and the dividends deemed to have been paid as provided in Clause 3 hereof.

       Clause 11.   So long as any shares of the first series of
   Cumulative Preferred Stock shall be outstanding, the Company shall not, at any time after December 31, 1949, declare any dividend on any of its Common Stock, except dividends payable in shares of Common Stock of the Company, or purchase any shares of its Common Stock, or make any distribution of cash or property among its Common Stockholders, by the reduction of its capital stock or otherwise, unless, after giving effect to such dividend, purchase or distribution, the aggregate of all such dividends and all amounts applied to such purchases or so distributed subsequent to December 31, 1949, shall not exceed 75% of the net income of the Company subsequent to December 31, 1949, if, at the time of the declaration of such dividend or the making of such purchase or distribution, the aggregate of the par value of, or stated capital represented by, the outstanding shares of Common Stock of the Company and of the surplus of the Company shall be less than an amount equal to 25% of the total capitalization and surplus of the Company.

       For the purposes of this Clause 11, the following terms shall have the following meanings:

                (a) The term "net income of the Company" shall mean the gross earnings of the Company from all sources less all proper deductions for operating expenses, taxes (including income, excess profits and other taxes based on or measured by income or undistributed earnings or income), interest charges and other appropriate items, including provision for maintenance, retirements, depreciation and obsolescence in an amount not less than 15% of the amount of the operating revenues of the Company, and less all dividends paid or accrued on the Cumulative Preferred Stock of the Company which are applicable to the period subsequent to December 31, 1949, and otherwise determined in accordance with sound accounting practice. The term "operating revenues of the Company", as used in this paragraph, shall mean and include all operating revenues derived by the Company from the operation of its plants and properties remaining after deducting therefrom an amount equal to the aggregate cost to the Company of electricity, gas (natural, artificial or mixed), steam or water purchased and rentals paid for the use of property owned by others and leased to or operated by the Company and the maintenance of which and depreciation on which are borne by the owners.

                (b) The term "total capitalization" shall mean the aggregate of the principal amount of all indebtedness of the Company outstanding in the hands of the public maturing more than twelve months after the date of issue or assumption thereof, plus the par value of, or stated capital represented by, the outstanding shares of all classes of stock of the Company.

                (c) The term "surplus of the Company" shall include capital surplus, earned surplus and any other surplus of the Company.

                VARIABLE TERMS OF EXISTING SERIES
                  OF CUMULATIVE PREFERRED STOCK

       Clause 12.   There has been previously created and issued
   by resolution of the Board of Directors adopted October 25, 1945, an outstanding first series of the Cumulative Preferred Stock authorized by this Article Fourth, consisting of 270,000 shares designated "Cumulative Preferred Stock, 4% Series", the shares of such series having the express terms and provisions stated in such Article Fourth and as provided in paragraphs (a) to (f), inclusive, of such resolution, to wit:

                (a) The designation of such series shall be "Cumulative Preferred Stock, 4% Series", and such series shall consist of 270,000 shares;

                (b) The dividend rate of such series shall be 4% a share per year;

                (c) The prices at which the shares of such series may be redeemed shall be $111 a share if the date fixed for redemption is prior to October 1, 1950; $109.50 a share if the date fixed for redemption is October 1, 1950, or thereafter and prior to October 1, 1955; and $108 a share if the date fixed for redemption is on or after October 1, 1955; in each case plus an amount equal to all dividends accrued thereon to the date fixed for redemption;

                (d) The shares of such series shall not be entitled to the benefit of any sinking fund to be applied to the purchase or redemption of shares of such series;

                (e) The shares of such series shall not be convertible into or exchangeable for shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Company; and

                (f) The issue of any additional shares of such series or any future series shall not, by reason of this Clause 12 of Article Fourth, be subject to any restrictions in addition to the restrictions set forth in the Articles of the Company.

       Clause 13.   There has been previously created and issued
   by resolution of the Board of Directors adopted March 10, 1958, an outstanding second series of the Cumulative Preferred Stock authorized by this Article Fourth, consisting of 130,000 shares designated "Cumulative Preferred Stock, 4 3/4% Series", the shares of such series having the express terms and provisions stated in such Article Fourth and as provided in paragraphs (a) to (f), inclusive, of such resolution, to wit:

                (a) The designation of such series shall be "Cumulative Preferred Stock, 4 3/4% Series", and such series shall consist of 130,000 shares;

                (b) The dividend rate of such series shall be 4 3/4% a share per year;

                (c) The prices at which the shares of such series may be redeemed shall be $106 a share if the date fixed for redemption is prior to April 1, 1963; $104 a share if the date fixed for redemption is April 1, 1963, or thereafter and prior to April 1, 1968; $102 a share if the date fixed for redemption is April 1, 1968, or thereafter and prior to April 1, 1973; and $101 a share if the date fixed for redemption is on or after April 1, 1973; in each case plus an amount equal to all dividends accrued thereon to the date fixed for redemption; provided, however, the Company shall not on or prior to April 1, 1963 exercise its option to redeem any shares of the Cumulative Preferred Stock, 4 3/4% Series, as a part of or in anticipation of any refunding operation by the application, directly or indirectly, of borrowed funds or the proceeds of issue of any stock ranking prior to or on a parity with the Cumulative Preferred Stock if such borrowed funds have an interest rate or interest cost (calculated in accordance with accepted financial practice), or such shares have a dividend rate or cost, to the Company so calculated, less than the dividend rate per annum of the Cumulative Preferred Stock, 4 3/4% Series;

                (d) The shares of such series shall not be entitled to the benefit of any sinking fund to be applied to the purchase or redemption of shares of such series;

                (e) The shares of such series shall not be convertible into or exchangeable for shares of any other class or classes or of any other series of the same class of stock of the Company; and

                (f) The issue of any additional shares of such series or any future series shall not, by reason of this Clause l3 of Article Fourth, be subject to any restrictions in addition to the restrictions set forth in the Articles of the Company.

       Clause 14.   There has been previously created and issued
   by resolution of the Board of Directors adopted April 10, 1972, an outstanding third series of the Cumulative Preferred Stock authorized by this Article Fourth, consisting of 400,000 shares designated "Cumulative Preferred Stock, 7.44% Series", the shares of such series having the express terms and provisions stated in such Article Fourth and as provided in paragraphs (a) to (f), inclusive, of such resolution, to wit:

                (a) The designation of such series shall be "Cumulative Preferred Stock, 7.44% Series", and such series shall consist of 400,000 shares;

                (b) The dividend rate of such series shall be 7.44% a share per year;

                (c) The prices at which the shares of such series may be redeemed shall be $107.50 a share if the date fixed for redemption is prior to April 1, 1977; $105.00 a share if the date fixed for redemption is April 1, 1977, or thereafter and prior to April 1, 1982; $102.50 a share if the date fixed for redemption is April 1, 1982, or thereafter and prior to April 1, 1987; and $101.00 a share if the date fixed for redemption is on or after April 1, 1987; in each case plus an amount equal to all dividends accrued thereon to the date fixed for redemption; provided, however, the Company shall not, prior to April 1, 1977, exercise its option to redeem any shares of the Cumulative Preferred Stock, 7.44% Series, as a part of or in anticipation of any refunding operation by the application, directly or indirectly, of borrowed funds or the proceeds of issue of any Cumulative Preferred Stock or any stock ranking prior to or on a parity with the

           Cumulative Preferred Stock if such borrowed funds have an effective interest cost, or such shares have a dividend cost, to the Company which is less than the annual dividend rate of the Cumulative Preferred Stock, 7.44% Series (in each case calculated to the second place in accordance with generally accepted financial practice);

                (d) The shares of such series shall not be entitled to the benefit of any sinking fund to be applied to the purchase or redemption of shares of such series;

                (e) The shares of such series shall not be convertible into or exchangeable for shares of any other class or classes or of any other series of the same class of stock of the Company; and

                (f) The issue of any additional shares of such series or any future series shall not, by reason of this Clause 14 of Article Fourth, be subject to any restrictions in addition to the restrictions set forth in the Articles of the Company.

       Clause 15.   There has been previously created and issued
   by resolution of the Board of Directors adopted June 17, 1974, an outstanding fourth series of the Cumulative Preferred Stock authorized by this Article Fourth, consisting of 400,000 shares designated "Cumulative Preferred Stock, 9.28% Series", the shares of such series having the express terms and provisions stated in such Article Fourth and as provided in paragraphs (a) to (f), inclusive, of such resolution, to wit:

                (a) The designation of such series shall be "Cumulative Preferred Stock, 9.28% Series", and such series shall consist of 400,000 shares;

                (b) The dividend rate of such series shall be 9.28% a share per year;

                (c) The prices at which the shares of such series may be redeemed shall be $109.50 a share if the date fixed for redemption is prior to July 1, 1979; $106.00 a share if the date fixed for redemption is July 1, 1979, or thereafter and prior to July 1, 1984; $103.00 a share if the date fixed or redemption is July 1, 1984, or thereafter and prior to July 1, 1989; and $101.00 a share if the date fixed for redemption is on or after July 1, 1989; in each case plus an amount equal to all dividends accrued thereon to the date fixed for redemption; provided, however, that the Company shall not, prior to July 1, 1979, exercise its option to redeem any shares of the Cumulative Preferred Stock, 9.28% Series, as a part of or in anticipation of any refunding operation by the application, directly or indirectly, of borrowed funds or the proceeds of issue of any Cumulative Preferred Stock or any stock ranking prior to or on a parity with the Cumulative Preferred Stock if such borrowed funds have an effective interest cost, or such shares have a dividend cost, to the Company which is less than the annual dividend rate of the Cumulative Preferred Stock, 9.28% Series (in each case calculated to the second place in accordance with generally accepted financial practice);

                (d) The shares of such series shall not be entitled to the benefit of any sinking fund to be applied to the purchase or redemption of shares of such series;

                (e) The shares of such series shall not be convertible into or exchangeable for shares of any other class or classes or of any other series of the same class of stock of the Company; and

                (f) The issue of any additional shares of such series or any future series shall not, by reason of this Clause 15 of Article Fourth, be subject to any restrictions in addition to the restrictions set forth in the Articles of the Company.

       Clause 16.   There has been previously created and issued
   by resolution of the Finance Committee of the Board of Directors of the Company, being theretofore duly authorized by the Board of Directors, adopted July 12, 1990, an outstanding fifth series of the Cumulative Preferred Stock authorized by this Article Fourth, consisting of 500,000 shares designated "Cumulative Preferred Stock, 9.15% Series", the shares of such series having the express terms and provisions stated in such Article Fourth and as provided in paragraphs (a) to (f), inclusive, of such resolution, to wit:

                (a) The designation of such series shall be "Cumulative Preferred Stock, 9.15% Series", and such series shall consist of 500,000 shares;

                (b) The dividend rate of such series shall be 9.15% a share per year;

                (c) The prices at which the shares of such series may be redeemed are set forth below:


          Twelve Months Redemption     Twelve Months Redemption
            Beginning    Price Per       Beginning    Price Per
              July 1       Share           July 1       Share
          ------------- ----------     ------------- ----------

          1990 . . . .   $109.15       1998 . . .     $104.27
          1991 . . . .    108.54       1999 . . .      103.66
          1992 . . . .    107.93       2000 . . .      103.05
          1993 . . . .    107.32       2001 . . .      102.44
          1994 . . . .    106.71       2002 . . .      101.83
          1995 . . . .    106.10       2003 . . .      101.22
          1996 . . . .    105.49       2004 . . .      100.61
          1997 . . . .    104.88
           and $100.00 a share if the date fixed for redemption is on or after July 1, 2005, in each case plus an amount equal to all dividends accrued thereon to the date fixed for redemption; provided, however, that the Company shall not, prior to July 1, 1995, exercise its option to redeem any shares of the Cumulative Preferred Stock, 9.15% Series, as a part of or in anticipation of any refunding operation by the application, directly or indirectly, of borrowed funds or the proceeds of issue of any Cumulative Preferred Stock or any stock ranking prior to or on a parity with the Cumulative Preferred Stock if such borrowed funds have an effective interest cost, or such shares have a dividend cost, to the Company which is less than the annual dividend rate of the Cumulative Preferred Stock, 9.15% Series (in each case calculated to the second place in accordance with generally accepted financial practice);

                (d) Beginning July 1, 1996 and on each July 1 thereafter, as long as any shares of the series shall be outstanding, the Company shall acquire by redemption, as a mandatory sinking fund requirement and out of any funds legally available therefor, 25,000 shares of the series or, if less than 25,000 shares are then outstanding, such lesser number of shares, at a redemption price of $100 a share, plus an amount equal to all accrued dividends thereon to the date fixed for redemption. The Company may redeem, at its option, on July 1 of each such year, not more than 25,000 additional shares at the same price. Such optional right of redemption will not be cumulative and will not reduce the mandatory sinking fund requirement in any subsequent year. The sinking fund requirement may be satisfied in whole or in part by crediting shares of the series acquired by the Company. To the extent the Company does not satisfy the mandatory sinking fund obligation in any year such obligation must be satisfied in the succeeding year or years. If the Company is in arrears in the redemption of the shares of the series pursuant to the mandatory sinking fund requirement, the Company shall not purchase or otherwise acquire for value, or pay dividends on, Common Stock.

                (e) The shares of such series shall not be convertible into or exchangeable for shares of any other class or classes or of any other series of the same class of stock of the Company; and

                (f) The issue of any additional shares of such series or any future series shall not, by reason of this Clause 16 of Article Fourth, be subject to any restrictions in addition to the restrictions set forth in the Articles of the Company.

       Clause 17.   There has been previously created and issued
   by resolution of the Finance Committee of the Board of Directors of the Company, being theretofore duly authorized by the Board of Directors, adopted December 11, 1991, an outstanding sixth series of the Cumulative Preferred Stock authorized by this Article Fourth, consisting of 800,000 shares designated "Cumulative Preferred Stock, 7 7/8% Series", the shares of such series having the express terms and provisions stated in such Article Fourth and as provided in paragraphs (a) to (f), inclusive, of such resolution, to wit:

                (a) The designation of such series shall be "Cumulative Preferred Stock, 7 7/8% Series", and such series shall consist of 800,000 shares;

                (b) The dividend rate of such series shall be 7 7/8% a share per year;

                (c) The Cumulative Preferred Stock, 7 7/8%
           Series is not redeemable prior to January 1, 2004. The entire series is subject to mandatory redemption on January 1, 2004 at $100 per share, plus accrued dividends to the redemption date;

                (d) The shares of such series shall not be entitled to the benefit of any sinking fund to be applied to the purchase or redemption of shares of such series;

                (e) The shares of such series shall not be convertible into or exchangeable for shares of any other class or classes or of any other series of the same class of stock of the Company; and

                (f) The issue of any additional shares of such series or any future series shall not, by reason of this Clause 17 of Article Fourth, be subject to any restrictions in addition to the restrictions set forth in the Articles of the Company.

       Clause 18.   There has been previously created and issued
   by resolution of the Finance Committee of the Board of Directors of the Company, being theretofore duly authorized by the Board of Directors, adopted August 13, 1992, an outstanding seventh series of the Cumulative Preferred Stock authorized by this Article Fourth, consisting of 800,000 shares designated "Cumulative Preferred Stock, 7 3/8% Series", the shares of such series having the express terms and provisions stated in such Article Fourth and as provided in paragraphs (a) to (f), inclusive, of such resolution, to wit:

                (a) The designation of such series shall be "Cumulative Preferred Stock, 7 3/8% Series", and such series shall consist of 800,000 shares;

                (b) The dividend rate of such series shall be 7 3/8% a share per year;

                (c) The Cumulative Preferred Stock, 7 3/8%
           Series is not redeemable on or before August 1, 2002. Thereafter, such series is redeemable, in whole or in part, at a redemption price equal to $100 per share plus an amount equal to all dividends accrued thereon to the date fixed for redemption;

                (d) Beginning August 1, 1998 and on each
           August 1 thereafter, as long as any shares of the series shall be outstanding, the Company shall acquire by redemption, as a mandatory sinking fund requirement and out of any funds legally available therefor, 40,000 shares of the series or, if less than 40,000 shares are then outstanding, such lesser number of shares, at a redemption price of $100 a share, plus an amount equal to all accrued dividends thereon to the date fixed for redemption. The Company may redeem, at its option, on August 1 of each such year, not more than 40,000 additional shares at the same price. Such optional right of redemption will not be cumulative and will not reduce the mandatory sinking fund requirement in any subsequent year. The sinking fund requirement may be satisfied in whole or in part by crediting shares of the series acquired by the Company. To the extent the Company does not satisfy the mandatory sinking fund obligation in any year such obligation must be satisfied in the succeeding year or years. If the Company is in arrears in the redemption of the shares of the series pursuant to the mandatory sinking fund requirement, the Company shall not purchase or otherwise acquire for value, or pay dividends on, Common Stock.

                (e) The shares of such series shall not be convertible into or exchangeable for shares of any other class or classes or of any other series of the same class of stock of the Company; and

                (f) The issue of any additional shares of such series or any future series shall not, by reason of this Clause 18 of Article Fourth, be subject to any restrictions in addition to the restrictions set forth in the Articles of the Company.

                          ARTICLE FIFTH


   These Amended Articles of Incorporation supersede and take the place of the existing Articles of Incorporation, as amended.